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                                                             EXHIBIT 5.1

                       [Dechert Price & Rhoads Letterhead]


                                February 25, 2000

Intersil Holding Corporation
2401 Palm Bay Road NE
Palm Bay, Florida 32905

                  Re: Intersil Holding Corporation; 8,833,334 Shares of Common Stock
                           -------------------------------------------------

Gentlemen and Ladies:

                  We have acted as counsel for Intersil Holding Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 8,833,334 shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock") proposed to be issued pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's 1999 Equity Compensation Plan and its Employee Stock Purchase Plan (together the "Plans").

                  We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion.

                  Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized by the Company, and that the Shares issuable upon exercise of stock options in accordance with the terms of the Plans and option agreements, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Dechert Price & Rhoads